Exhibit 4.7
QUICKSILVER RESOURCES INC.,
THE SUBSIDIARY GUARANTORS PARTIES HERETO
AND
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as TRUSTEE

FOURTH SUPPLEMENTAL INDENTURE
Dated as of October 31, 2007

               This FOURTH SUPPLEMENTAL INDENTURE, dated as of October 31, 2007 (this “Supplemental Indenture”), among GTG Pipeline LLC, a Virginia limited liability company formerly known as QRI GTG Pipeline LLC (the “First Guaranteeing Subsidiary”), Mercury Michigan Company, LLC, a Michigan limited liability company (the “Second Guaranteeing Subsidiary”), Terra Energy Company LLC, a Michigan limited liability company (the “Third Guaranteeing Subsidiary”), and Terra Pipeline Company LLC, a Michigan limited liability company (the “Fourth Guaranteeing Subsidiary” and, together with the First Guaranteeing Subsidiary, the Second Guaranteeing Subsidiary and the Third Guaranteeing Subsidiary, the “Guaranteeing Subsidiaries”), each a subsidiary of Quicksilver Resources Inc., a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, National Association (the “Initial Trustee”)), as trustee (the “Trustee”).
W I T N E S S E T H
               WHEREAS, the Company and the Trustee (as successor in interest to the Initial Trustee) entered into an Indenture (the “Original Indenture”), dated as of December 22, 2005, as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of March 16, 2006, among the Company, the Subsidiary Guarantors parties thereto and the Trustee (as successor in interest to the Initial Trustee), the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of July 31, 2006, among the Company, the Subsidiary Guarantors parties thereto, the Guaranteeing Subsidiaries parties thereto and the Trustee (as successor in interest to the Initial Trustee), and the Third Supplemental Indenture (the “Third Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), dated as of September 26, 2006, among the Company, the Subsidiary Guarantors parties thereto and the Trustee (as successor in interest to the Initial Trustee), pursuant to which the Company has issued $350,000,000 of aggregate principal amount of 7 1/8% Senior Subordinated Notes due 2016 (the “Notes”);
               WHEREAS, Section 6.01(b) of the First Supplemental Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantees with respect to the Notes, without the consent of the Holders of the Notes;
               WHEREAS, Section 3.11 of the Indenture provides that the Company may not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor) unless, among other things, the Person formed by the consolidation or into which the Subsidiary Guarantor merged is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia and such Person will expressly assume, by supplemental indenture, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;
               WHEREAS, GTG Pipeline Corporation, a Virginia corporation and a Subsidiary Guarantor (the “First Merged Subsidiary”), has merged into the First Guaranteeing Subsidiary;
               WHEREAS, Mercury Michigan, Inc., a Michigan corporation and a Subsidiary Guarantor (the “Second Merged Subsidiary”), has merged into the Second Guaranteeing Subsidiary;
               WHEREAS, Terra Energy Ltd., a Michigan corporation and a Subsidiary Guarantor (the “Third Merged Subsidiary”), has merged into the Third Guaranteeing Subsidiary;
               WHEREAS, Terra Pipeline Company, a Michigan corporation and a Subsidiary Guarantor (the “Fourth Merged Subsidiary”), has merged into the Fourth Guaranteeing Subsidiary; and
               WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, the Subsidiary Guarantors, the Guaranteeing Subsidiaries and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors, the Guaranteeing Subsidiaries and the Trustee, in accordance with its terms, have been duly done and performed;

               NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the Guaranteeing Subsidiaries, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 1
               Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
               Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Guaranteeing Subsidiaries, the Company, the Subsidiary Guarantors and the Trustee.
ARTICLE 2
               Section 2.01. The First Guaranteeing Subsidiary hereby assumes all the obligations of the First Merged Subsidiary under its Subsidiary Guarantee; the Second Guaranteeing Subsidiary hereby assumes all the obligations of the Second Merged Subsidiary under its Subsidiary Guarantee; the Third Guaranteeing Subsidiary hereby assumes all the obligations of the Third Merged Subsidiary under its Subsidiary Guarantee; and the Fourth Guaranteeing Subsidiary hereby assumes all the obligations of the Fourth Merged Subsidiary under its Subsidiary Guarantee. The obligations so assumed by each of the Guaranteeing Subsidiaries shall be deemed for any and all purposes of the Indenture to constitute a Subsidiary Guarantee of each Guaranteeing Subsidiary, and each of the Guaranteeing Subsidiaries hereby agrees to be bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, on a joint and several basis with the Subsidiary Guarantors parties hereto and thereto, with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such party executed the Indenture on the date thereof.
ARTICLE 3
               Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
               Section 3.02. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.
               Section 3.03. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
               Section 3.04. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
               Section 3.05. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
               Section 3.06. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.
               Section 3.07. The recitals hereto are statements only of the Company, the Subsidiary Guarantors and the Guaranteeing Subsidiaries and shall not be considered statements of or attributable to the Trustee.
[Signature Pages Follow]

2

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GTG PIPELINE LLC, as Subsidiary Guarantor
By:	/s/ John C. Cirone
	Name:	John C. Cirone
	Title:	Senior Vice President

MERCURY MICHIGAN COMPANY, LLC, as Subsidiary Guarantor
By:	/s/ John C. Cirone
	Name:	John C. Cirone
	Title:	Senior Vice President

TERRA ENERGY COMPANY LLC, as Subsidiary Guarantor
By:	/s/ John C. Cirone
	Name:	John C. Cirone
	Title:	Senior Vice President

TERRA PIPELINE COMPANY LLC, as Subsidiary Guarantor
By:	/s/ John C. Cirone
	Name:	John C. Cirone
	Title:	Senior Vice President

QUICKSILVER RESOURCES INC.
By:	/s/ John C. Cirone
	Name:	John C. Cirone
	Title:	Senior Vice President

COWTOWN PIPELINE FUNDING, INC., as Subsidiary Guarantor
By:	/s/ John C. Cirone
	Name:	John C. Cirone
	Title:	Senior Vice President

COWTOWN PIPELINE MANAGEMENT, INC., as Subsidiary Guarantor
By:	/s/ John C. Cirone
	Name:	John C. Cirone
	Title:	Senior Vice President

BEAVER CREEK PIPELINE, L.L.C., as Subsidiary Guarantor
By:	/s/ John C. Cirone
	Name:	John C. Cirone
	Title:	Senior Vice President

COWTOWN PIPELINE L.P.,
as Subsidiary Guarantor

By:	COWTOWN PIPELINE MANAGEMENT, INC,
its general partner

	By:	/s/ John C. Cirone
		Name:	John C. Cirone

		Title:	Senior Vice President

COWTOWN GAS PROCESSING L.P.,
as Subsidiary Guarantor

By:	COWTOWN PIPELINE MANAGEMENT, INC,
its general partner

	By:	/s/ John C. Cirone
		Name:	John C. Cirone

		Title:	Senior Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Brian Echausse
	Name:	Brian Echausse
	Title:	Trust Officer